Exhibit 10.1
AMENDMENT NO. 1
TO THE
CELGENE CORPORATION
2008 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED AS OF JUNE 17, 2009)
WHEREAS, Celgene Corporation (the “Company”) maintains the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) (the “Plan”);
WHEREAS, pursuant to Article 14 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and
WHEREAS, the Board desires to amend the Plan, effective April 13, 2011, with certain amendments subject to stockholder approval as provided herein.
NOW, THEREFORE, the Board takes the following action with regard to the Plan:
I. Pursuant to Article 14 of the Plan, the Plan is hereby amended as follows:
1. Subject to stockholder approval, the first sentence of Section 4.1(a) of the Plan is amended in its entirety to read as follows:
“The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 81,981,641 shares (subject to any increase or decrease pursuant to Section 4.2).”
2. Subject to stockholder approval, the second sentence of Section 4.1(a) of the Plan is deleted in its entirety.
3. Section 6.3(i) of the Plan is amended in its entirety to read as follows:
“(i) Repricing or Repurchase of Stock Options Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Option may not be (a) modified to reduce the exercise price thereof nor may a new Stock Option at a lower price be substituted for a surrendered Stock Option (other than adjustments or substitutions in accordance with Section 4.2), or (b) repurchased by the Company if the per share option price of the Stock Option is less than the Fair Market Value of a share of Common Stock (other than a cancellation for no value in accordance with Section 4.2(d), unless such action is approved by the stockholders of the Company.”
4. Section 11.1 of the Plan is amended in its entirety to read as follows:
“11.1 Grants to Non-Employee Directors. The Committee may grant Non-Qualified Stock Options and Restricted Stock Units to Non-Employee Directors from time to time as determined in its sole and absolute discretion.”

5. Section 11.3(a) of the Plan is amended in its entirety to read as follows:
“(a) Options. With respect to Non-Qualified Stock Options granted to a Non-Employee Director:
(i) Any grant made to a Non-Employee Director upon the date of the Non-Employee Director’s initial election or appointment as a member of the Board (an “Initial Option Grant”) shall vest in four (4) equal annual installments, with the first (1st) installment vesting on the first (1st) anniversary of the date of grant; provided that the holder thereof has been a Non-Employee Director of the Company at all times through such date. Notwithstanding the forgoing, if a Non-Employee Director fails to stand for election at an Annual Meeting and such Annual Meeting occurs prior to the vesting date for the annual installment that otherwise would have vested in the year of such Annual Meeting, then such installment shall vest on the day preceding such Annual Meeting; provided that the holder thereof has been a Non-Employee Director of the Company at all times through such date.
(ii) Any grants made on and after an Annual Meeting to the Non-Employee Directors who were elected at such Annual Meeting and are continuing as members of the Board as of the completion of such Annual Meeting (an “Annual Option Grant”) shall vest in full on the earlier of (i) the day preceding the date of the first (1st) Annual Meeting held following the date of grant; and (ii) the first (1st) anniversary of the date of grant of the Award, provided that, in each case, the holder thereof has been a Non-Employee Director of the Company at all times through such date.
(iii) Notwithstanding the foregoing, any Initial Option Grant and Annual Option Grant made to a Non-Employee Director shall become fully vested and exercisable effective upon the occurrence of the Non-Employee Director’s Disability or death.”
6. Section 13.1 of the Plan is amended in its entirety to read as follows:
“13.1 Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award:
(a) Awards granted to Participants prior to April 13, 2011, shall be treated in accordance with the terms of the Plan as in effect prior to such date; and
(b) Awards granted to Participants on or after April 13, 2011, shall not vest upon a Change in Control and upon the Change in Control a Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:
(i) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).
(ii) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 13.1(b)(ii), “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company; provided, however, that such price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.
(iii) The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards (as defined below) without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award. “Appreciation Award” shall mean any Award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.
(iv) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(c) Notwithstanding anything herein to the contrary, if a Participant has an involuntary Termination without Cause at any time during the two (2) year period commencing on a Change in Control, then all outstanding Awards of such Participant that were granted to the Participant on or after April 13, 2011 and prior to the Change in Control (including any Award granted to the Participant in substitution of any such Award pursuant to Section 13.1(b)(i) above) shall be fully vested on the date of such Termination and any such Awards that provide for Participant elected exercise (i.e. Stock Options) shall be immediately exercisable in their entirety on the date of such Termination.
7. Subject to stockholder approval, Article 18 of the Plan is amended in its entirety to read as follows:
“Article 18.
TERM OF PLAN
No Award shall be granted pursuant to the Plan on or after April 13, 2021, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the stockholders in the fifth year following the year in which the stockholders approve the Performance Goals set forth on Exhibit A unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A. Without limiting the foregoing, effective upon, and subject to, the approval of the Company’s stockholders at the Company’s 2011 Annual Stockholders’ Meeting, no Award shall be granted to an Eligible Employee or Non-Employee Director who is a resident of France or subject to the social security scheme in France (a “French Participant”) on or after the fifth anniversary of the Company’s 2011 Annual Stockholders’ Meeting, unless: (i) the stockholders approve a new term for Awards to French Participants after such five year term; or (ii) this limitation is not required under applicable French law, regulation or other authority.”
II. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.